Filed Pursuant to Rules 424(b)(3) and
424(c) of the Securities Act of 1933
Registration No. 333-130873
Prospectus Supplement No. 1
Dated October 27, 2006
(to Prospectus dated October 2, 2006)
Premier Exhibitions, Inc.
4,956,577 Shares of Common Stock
     This supplement amends our prospectus dated October 2, 2006, relating to the sale by certain of our shareholders of up to 4,956,577 shares of our common stock.
     You should read this supplement in conjunction with the prospectus. This supplement is qualified by reference to the prospectus, except to the extent that the information in this supplement supersedes the information contained in the prospectus.
SELLING SHAREHOLDERS
     The table below amends and supplements the table set forth in the prospectus under the sub-heading “Selling Shareholders—Selling Shareholder Information” (1) to add Bonanza Master Fund Ltd. as a selling shareholder and (2) to change the number of shares owned and being offered by CrossCap Partners Enhanced, L.P. and CrossCap Partners, L.P. The information contained in the table below supersedes the information in the prospectus with respect to each shareholder listed below.

	Shares Owned		Shares Owned
	Before the	Number of	After the Offering
Name	Offering	Shares Offered	Number	Percent
Bonanza Master Fund Ltd.	239,282	239,282	0	*
CrossCap Partners Enhanced, L.P.	261,675	261,675	0	*
CrossCap Partners, L.P.	97,607	97,607	0	*

The date of this Prospectus Supplement is October 27, 2006.